EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-12G of our report dated December 8, 2016, relating to the financial statements of Helix TCS, Inc., as of December 31, 2015 and 2014 and the related statement of operations, stockholders' equity (deficit) and cash flows for the period March 26, 2015 (inception) through December 31, 2015 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, Colorado

December 8, 2016